Exhibit 10.1
PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (“Agreement”) is made as of the 21st day of November, 2005 by and among Aeolus Pharmaceuticals, Inc., a Delaware corporation (the “Company”), the Investors set forth on the signature pages affixed hereto and any other Investors that may hereafter become a party to this Agreement in accordance with the terms hereof (each an “Investor” and collectively the “Investors”).

Recitals

A. The Company desires, pursuant to this Agreement, to raise up to $2,500,000 through the issuance and sale of the following to the Investors (the “Private Placement”): (i) up to 1,250,000 shares of a newly created series of the Company’s Preferred Stock, designated “Series A Convertible Preferred Stock”, par value $0.01 per share (the “Preferred Stock”), which Preferred Stock shall have the rights, preferences and privileges set forth in the Certificate of Designations, Preferences and Rights of Series A Preferred Stock of Aeolus Pharmaceuticals, Inc., in the form of Exhibit A annexed hereto and made a part hereof (the “Certificate of Designations”), and each share of Preferred Stock shall have a stated value of $2.00 and shall initially be convertible into shares of the Company's Common Stock, par value $0.01 per share (the “Common Stock”), at a price of $1.00 per share; and (ii) warrants, in the form of Exhibit B annexed hereto and made a part hereof (the “Warrants”), to acquire up to that number of shares of Common Stock initially issuable upon conversion of the number of shares of Preferred Stock sold by the Company to the Investors in the Private Placement; and

B. The Private Placement is structured to occur in one closing, subject to the conditions hereinafter set forth, at which time the Investors will purchase an aggregate of 1,250,000 shares of Preferred Stock (the “Closing Shares”), together with Warrants to acquire up to that number of shares of Common Stock initially issuable upon conversion of the Closing Shares (such Warrants, together with the Closing Shares, the “Securities”), for an aggregate purchase price of $2,500,000 (the “Purchase Price”); and

C. Contemporaneous with the sale of the Securities, the Company and the Investors will execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights to the Investors under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “1933 Act”), and applicable state securities laws; and

D. The Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the 1933 Act.

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  Definitions. In addition to those terms defined above and elsewhere in this Agreement, for purposes of this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with, such Person.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the 1933 Act) of the Company, after due inquiry.

“Confidential Information” means trade secrets, confidential information and know-how (including but not limited to ideas, formulae, compositions, processes, procedures and techniques, research and development information, computer program code, performance specifications, support documentation, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information).

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Conversion Shares” means the shares of Common Stock issuable upon conversion of the Shares.

“Intellectual Property” means all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; and (v) proprietary computer software (including but not limited to data, data bases and documentation).

“Lead Investor” means Xmark Opportunity Fund, L.P. and Xmark Opportunity Fund, Ltd.

“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company and its Subsidiary taken as a whole, or (ii) the ability of the Company to perform its obligations under the Transaction Documents.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Pro Rata Portion” means, with respect to a specific Investor, the “Pro Rata Portion” set forth opposite such Investor’s name on Schedule I attached hereto.

“Securities” means the Shares, the Warrants, the Conversion Shares and the Warrant Shares.

“Shares” means the shares of Preferred Stock purchased by the Investors hereunder at the Closing.

“Short Sales” means all “short sales” as defined in Rule 3b-3 of the 1934 Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers having the effect of hedging the securities or investment made under this Agreement.

“Subsidiary” means Aeolus Sciences, Inc., a Delaware corporation.

“Trading Activities” means any of the following: (a) any Short Sales involving the Company’s securities; (b) the establishment of or change in any “put equivalent position” with the meaning of Rule 16b-3 of the 1934 Act with respect to the Company’s securities; and (c) any other transactions in the securities of the Company.

“Transaction Documents” means this Agreement, the Warrants and the Registration Rights Agreement.

“Warrant Shares” means the shares of Common Stock issuable upon the exercise of the Warrants.

“1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

2.  Purchase and Sale of the Shares and Warrants; Closing.

2.1  Closing. Subject to the terms and conditions of this Agreement, at the closing (the “Closing”) at which the Company shall issue and sell to each Investor listed on Schedule I attached hereto, and each Investor listed on Schedule I attached hereto shall severally, and not jointly, purchase from the Company, the number of shares of Preferred Stock in the respective amounts set forth opposite its name on Schedule I affixed hereto, and Warrants to purchase that number of shares of Common Stock set forth opposite its name on Schedule I affixed hereto, in exchange for the cash consideration set forth as the “Purchase Price” opposite such Investor’s name on Schedule I affixed hereto, in immediately available funds, by wire transfer to an account designated by the Company for such purpose.

2.2  Time and Place of Closing. Subject to the terms and conditions contained in this Agreement, each Closing shall take place at the offices of Lowenstein Sandler PC, counsel to the Lead Investor, 1251 Avenue of the Americas, 18th Floor, New York, New York 10020, at 10:00 a.m. (New York Time), on the date (the “Closing Date”) that is no later than one (1) Business Day after satisfaction or waiver (if applicable) of all of the conditions set forth in Sections 5.1 and 5.2 that are applicable to the Closing, or at such other location and on such other date as the Company and the Lead Investor shall mutually agree in writing.

3.  Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors that, except as set forth in the schedules delivered herewith, as such schedules may be revised, amended or updated prior to any Closing date (collectively, the “Disclosure Schedules”):

3.1  Organization, Good Standing and Qualification. Each of the Company and the Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties. Each of the Company and the Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification necessary unless the failure to so qualify would not reasonably be expected to have a Material Adverse Effect. The Subsidiary is the only corporation for which the Company is required under GAAP to consolidate the income statements and balance sheets with its own.

3.2  Authorization. The Company has full corporate power and authority and has taken or will take prior to the Closing all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities. The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally, (b) as limited by the laws relating to specific performance, injunctive relief or other equitable remedies, and (c) to the extent the indemnification provisions contained in this Agreement and the Registration Rights Agreement may be limited by applicable laws.

3.3  Capitalization. Schedule 3.3 sets forth (a) the authorized capital stock of the Company on the date hereof; (b) the number of shares of capital stock issued and outstanding on the date hereof; (c) the number of shares of capital stock of the Company issuable pursuant to options outstanding and reserved for issuance, on the date hereof, under the Company’s stock plans on the date hereof (the “Options”); and (d) the number of shares of capital stock of the Company issuable and reserved for issuance, on the date hereof, pursuant to securities (other than the Shares, the Warrants, the Conversion Shares, the Warrant Shares and the Options) exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in full compliance with applicable state and federal securities law and any rights of third parties. Except as described on Schedule 3.3, all of the issued and outstanding shares of capital stock of the Subsidiary have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights, were issued in full compliance with applicable state and federal securities law and any rights of third parties and are owned by the Company, beneficially and of record, subject to no lien, encumbrance or other adverse claim. Except as described on Schedule 3.3, no Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company. Except as described on Schedule 3.3, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company or its Subsidiary is or may be obligated to issue any equity securities of any kind and except as contemplated by this Agreement, neither the Company nor its Subsidiary is currently in negotiations for the issuance of any equity securities of any kind. Except as described on Schedule 3.3, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them. Except as described on Schedule 3.3, no Person has the right to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person other than pursuant to (i) the Registration Rights Agreement, (ii) that certain Registration Rights Agreement dated July 15, 1999 between Interneuron Pharmaceuticals, Inc. and the Company, (iii) that certain Amended and Restated Registration Rights Agreement dated as of May 15, 2002 among the Company, Elan International Services, Ltd. and Elan Pharma International Limited, (iv) that certain Registration Rights Agreement dated September 16, 2003 among the Company, Incara, Inc. and Goodnow Capital, LLC, and (v) that certain Registration Rights Agreement dated April 19, 2004 among the Company, certain investors and SCO Securities LLC.

The issuance and sale of the Securities hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other Person (other than the Investors) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security of the Company.

Except as described on Schedule 3.3, the Company does not have outstanding stockholder purchase rights or “poison pill” or any similar arrangements in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

3.4  Valid Issuance. The Shares have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions (other than those created by the Investors), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws.  The Warrants have been duly and validly authorized. Upon the due exercise of the Warrants or conversion of the Shares, the Warrant Shares or the Conversion Shares, as the case may be, will be validly issued, fully paid and non-assessable free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Investors. The Company has reserved a sufficient number of shares of Common Stock for issuance upon the exercise of the Warrants and conversion of the Shares, in each case, free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Investors.

3.5  Consents. The execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods. Subject to the accuracy of the representations and warranties of each Investor set forth in Section 4 hereof, the Company has taken all action necessary to exempt (i) the issuance and sale of the Securities, (ii) the issuance of the Warrant Shares upon due exercise of the Warrants, (iii) the issuance of the Conversion Shares upon conversion of the Shares, and (iv) the other transactions contemplated by the Transaction Documents from the provisions of any shareholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject and any provision of the Company’s Certificate of Incorporation or By-laws that is or could reasonably be expected to become applicable to the Investors as a result of the transactions contemplated hereby, including without limitation, the issuance of the Securities and the ownership, disposition or voting of the Securities by the Investors or the exercise of any right granted to the Investors pursuant to this Agreement or the other Transaction Documents.

3.6  Delivery of SEC Filings; Business. The Company has made available to the Investors through the SEC’s Electronic Data Gathering and Retrieval System (“EDGAR”), true and complete copies of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2004 (the “10-K”), and all other reports filed by the Company with the SEC pursuant to the 1934 Act since the filing of the 10-K and prior to the date hereof and/or each applicable Closing date (collectively, the “SEC Filings”). The SEC Filings are the only filings required of the Company pursuant to the 1934 Act for such periods. The Company and the Subsidiary are engaged in all material respects only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description in all material respects of the business of the Company and the Subsidiary, taken as a whole.

3.7  Use of Proceeds. The net proceeds from the sale of the Shares and the Warrants hereunder shall be used by the Company strictly in accordance with the budget approved by the Company’s Board of Directors on July 12, 2005, as may be amended by the Company’s Board of Directors from time to time following receipt of written consent of such amendment by the Lead Investor.

3.8  No Material Adverse Change. Since December 31, 2004, except as disclosed in the SEC Filings or as described on Schedule 3.8, there has not been:

(i)  any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the 10-K, except for changes in the ordinary course of business or which have not and would not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;

(ii)  any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

(iii)  any material damage, destruction or loss, whether or not covered by insurance, to any material assets or properties of the Company or its Subsidiary;

(iv)  any waiver, not in the ordinary course of business, by the Company or the Subsidiary of a material right or of a material debt owed to it;

(v)  any satisfaction or discharge of any material lien, claim or encumbrance or payment of any material obligation by the Company or the Subsidiary, except in the ordinary course of business or which is not material to the assets, properties, financial condition, operating results or business of the Company and its Subsidiary taken as a whole (as such business is presently conducted and as it is currently proposed to be conducted);

(vi)  except in connection with the Private Placement, any change or amendment to the Company's Certificate of Incorporation or by-laws, or material change to any material contract or arrangement by which the Company or the Subsidiary is bound or to which any of their respective assets or properties is subject;

(vii)  any material labor difficulties or labor union organizing activities with respect to employees of the Company or the Subsidiary;

(viii)  any material transaction entered into by the Company or the Subsidiary other than in the ordinary course of business (excluding the Private Placement);

(ix)  the loss of the services of any key employee, or material change in the composition or duties of the senior management of the Company or the Subsidiary;

(x)  the loss or threatened loss of any customer which has had or would reasonably be expected to have a Material Adverse Effect; or

(xi)  any other event or condition of any character that has had or would reasonably be expected to have a Material Adverse Effect.

3.9  SEC Filings.

(i)  At the time of filing thereof, the SEC Filings complied as to form in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(ii)  Each (a) registration statement and any amendment thereto filed by the Company with the SEC since January 1, 2003 pursuant to the 1933 Act and the rules and regulations thereunder, as of the date such statement or amendment became effective, complied as to form in all material respects with the 1933 Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading; and (b) prospectus filed by the Company with the SEC pursuant to Rule 424(b) under the 1933 Act, as of its issue date and as of the closing of any sale of securities pursuant thereto, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

3.10  No Conflict, Breach, Violation or Default. The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Securities will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company’s Certificate of Incorporation or the Company’s Bylaws, both as in effect on the date hereof (true and complete copies of which have been made available to the Investors through EDGAR), or (ii)(a) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, the Subsidiary or any of their respective assets or properties, or (b) any agreement or instrument to which the Company or the Subsidiary is a party or by which the Company or the Subsidiary is bound or to which any of their respective assets or properties is subject, except, in the case of clause (ii) hereof, as would not reasonably be expected to result in a material adverse effect upon the Company’s ability to perform its obligations under the Agreement.

3.11  Tax Matters. Each of the Company and the Subsidiary has timely prepared and filed all tax returns required to have been filed by the Company or the Subsidiary with all appropriate governmental agencies and timely paid all taxes shown as due thereon or otherwise owed by them. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company or the Subsidiary nor, to the Company’s Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company and its Subsidiary, taken as a whole. All taxes and other assessments and levies that the Company or the Subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due, except for those taxes, assessments and levies contested by the Company or the Subsidiary in good faith. There are no tax liens or claims pending or, to the Company’s Knowledge, threatened against the Company or the Subsidiary or any of their respective assets or property. Except as described on Schedule 3.11, there are no outstanding tax sharing agreements or other such arrangements between the Company and the Subsidiary or other corporation or entity.

3.12  Title to Properties. Except as disclosed in the SEC Filings or Schedule 3.12, each of the Company and the Subsidiary has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects that materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the SEC Filings or Schedule 3.1, each of the Company and the Subsidiary holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by it, except (a) as limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally, (b) as limited by laws relating to specific performance, injunctive relief or other equitable remedies, and (c) to the extent any indemnification provisions contained in such leases may be limited by applicable laws.

3.13  Certificates, Authorities and Permits. Each of the Company and the Subsidiary possesses adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, and neither the Company nor the Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or the Subsidiary, would reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

3.14  No Labor Disputes. No material labor dispute with the employees of the Company or the Subsidiary exists or, to the Company’s Knowledge, is imminent.

3.15  Intellectual Property.

(a)  To the Company’s Knowledge, all Intellectual Property of the Company and its Subsidiary is currently in compliance with all legal requirements (including timely filings, proofs and payments of fees) and is valid and enforceable. No Intellectual Property of the Company or its Subsidiary which is necessary for the conduct of Company’s and its Subsidiary’s respective businesses as currently conducted or as currently proposed to be conducted is now involved in any cancellation, dispute or litigation, and, to the Company’s Knowledge, no such action is threatened. No patent of the Company or its Subsidiary is now involved in any interference, reissue, re-examination or opposition proceeding.

(b)  All of the licenses and sublicenses and consent, royalty or other agreements concerning Intellectual Property which are necessary for the conduct of the Company’s and the Subsidiary’s respective businesses as currently conducted or as currently proposed to be conducted to which the Company or the Subsidiary is a party or by which any of their assets are bound (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) (collectively, “License Agreements”) are valid and binding obligations of the Company or its Subsidiary that is a party thereto and, to the Company’s Knowledge, the other parties thereto, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally, (b) as limited by laws relating to specific performance, injunctive relief or other equitable remedies, and (c) to the extent any indemnification provisions contained in the License Agreements may be limited by applicable laws. To the Company’s Knowledge, there exists no event or condition which will result in a material violation or breach of or constitute (with or without due notice or lapse of time or both) a default by the Company or the Subsidiary under any such License Agreement.

(c)  To the Company’s Knowledge, the Company and its Subsidiary own or have the valid right to use all of the Intellectual Property that is necessary for the conduct of the Company’s and its Subsidiary’s respective businesses as currently conducted or as currently proposed to be conducted and for the ownership, maintenance and operation of the Company’s and its Subsidiary’s properties and assets, free and clear of all liens, encumbrances, adverse claims or obligations to license all such owned Intellectual Property and Confidential Information, other than licenses entered into in the ordinary course of the Company’s and its Subsidiary’s businesses. The Company and its Subsidiary have a valid and enforceable right to use all third party Intellectual Property and Confidential Information used or held for use in the respective businesses of the Company and its Subsidiary.

(d)  To the Company’s Knowledge, the conduct of the Company’s and its Subsidiary’s businesses as currently conducted does not infringe or otherwise violate (collectively, “Infringe”) any Intellectual Property rights of any third party or any confidentiality obligation owed to a third party, and, to the Company’s Knowledge, the Intellectual Property and Confidential Information of the Company and its Subsidiary which are necessary for the conduct of Company’s and the Subsidiary’s respective businesses as currently conducted or as currently proposed to be conducted are not being Infringed by any third party. There is no litigation or order pending or outstanding or, to the Company’s Knowledge, threatened or imminent, that seeks to limit or challenge the ownership, use, validity or enforceability of any Intellectual Property or Confidential Information of the Company and its Subsidiary and the Company’s or its Subsidiary’s use of any Intellectual Property or Confidential Information owned by a third party, and, to the Company’s Knowledge, there is no valid basis for the same.

(e)  The consummation of the transactions contemplated hereby and by the other Transaction Documents will not result in the alteration, loss, impairment of or restriction on the Company’s or the Subsidiary’s ownership or right to use any of the Intellectual Property or Confidential Information which is necessary for the conduct of Company’s and the Subsidiary’s respective businesses as currently conducted or as currently proposed to be conducted.

(f)  The Company and the Subsidiary have taken reasonable steps to protect the Company’s and the Subsidiary’s rights in their Intellectual Property and Confidential Information. Each employee, consultant and contractor of the Company and the Subsidiary who has had access to Confidential Information which is necessary for the conduct of Company’s and the Subsidiary’s respective businesses as currently conducted or as currently proposed to be conducted has executed an agreement to maintain the confidentiality of such Confidential Information and has executed appropriate agreements that are substantially consistent with the Company’s standard forms thereof. Except under confidentiality obligations, there has been no material disclosure of any of the Company’s or the Subsidiary’s Confidential Information to any third party.

3.16  Environmental Matters. Neither the Company nor the Subsidiary (a) is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (b) owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, (c) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (d) is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or would reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company’s Knowledge, threatened investigation that might lead to such a claim.

3.17  Litigation. Except as described on Schedule 3.17, there are no pending actions, suits or proceedings against the Company or its Subsidiary, or to which the Company or the Subsidiary is a party, or directly affecting any of their properties; and to the Company’s Knowledge, no such actions, suits or proceedings are threatened or contemplated.

3.18  Financial Statements. The financial statements included in each SEC Filing present fairly, in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis (“GAAP”) (except as may be disclosed therein or in the notes thereto, and, in the case of quarterly financial statements, as permitted by Form 10-Q under the 1934 Act). Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof or as described on Schedule 3.18, neither the Company nor the Subsidiary has incurred any material liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.

3.19  Insurance Coverage. The Company and the Subsidiary maintain in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company and the Subsidiary, and the Company reasonably believes such insurance coverage to be adequate against such liabilities, claims and risks against which it is customary for comparably situated companies to insure.

3.20  Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company, other than as described in Schedule 3.20.

3.21  No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

3.22  No Integrated Offering. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the 1933 Act.

3.23  Private Placement. As of the date hereof, in reliance on the Investors’ representations and warranties set forth in Section 4, the offer and sale of the Securities to the Investors as contemplated hereby is exempt from the registration requirements of the 1933 Act.

3.24  Questionable Payments. Neither the Company nor the Subsidiary nor, to the Company’s Knowledge, any of their respective current or former stockholders, directors, officers, employees, agents or other Persons acting on behalf of the Company or the Subsidiary, has on behalf of the Company or the Subsidiary or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company or the Subsidiary; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

3.25  Transactions with Affiliates. Except as disclosed in the SEC Filings or as disclosed on Schedule 3.25, none of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company is presently a party to any transaction with the Company or the Subsidiary (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

3.26  Internal Controls. The Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company. The Company and the Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in 1934 Act Rules 13a-14 and 15d-14) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiary, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed period report under the 1934 Act, as the case may be, is being prepared. The Company's certifying officers have evaluated the effectiveness of the Company's controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the 1934 Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the 1934 Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company's internal controls (as such term is defined in Item 307(b) of Regulation S-K) or, to the Company's Knowledge, in other factors that could significantly affect the Company's internal controls. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the 1934 Act.

3.27  Listing. The Common Stock is quoted on the Over the Counter Bulletin Board (the “OTCBB”). The Company has not received any oral or written notice that its Common Stock is not eligible nor will become ineligible for quotation on the OTCBB nor that its Common Stock does not meet all requirements for the continuation of such quotation. The Company satisfies all the requirements for the continued quotation of its Common Stock on the OTCBB.

3.28  Disclosures. Neither the Company nor any Person acting on its behalf has provided the Investors or their agents or counsel with any information that constitutes or might constitute material, non-public information. The written materials delivered to the Investors in connection with the transactions contemplated by the Transaction Documents do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

4.  Representations and Warranties of the Investors. Each of the Investors hereby severally, and not jointly, represents and warrants to the Company that:

4.1  Organization and Existence. Such Investor is a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to invest in the Securities pursuant to this Agreement.

4.2  Authorization. The execution, delivery and performance by such Investor of the Transaction Documents to which such Investor is a party have been duly authorized and will each constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally, (b) as limited by the laws relating to specific performance, injunctive relief or other equitable remedies, and (c) to the extent the indemnification provisions contained in the Agreement and Registration Rights Agreement may be limited by applicable laws.

4.3  Purchase Entirely for Own Account. The Securities to be purchased by such Investor hereunder will be acquired for such Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time.

4.4  Investment Experience. Such Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

4.5  Disclosure of Information. Such Investor has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities. Such Investor acknowledges that it has access to the SEC Filings via EDGAR. Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, amend or affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.

4.6  Restricted Securities. Such Investor understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Securities may be resold without registration under the 1933 Act only in certain limited circumstances. Such Investor agrees to resell such Securities only pursuant to registration under the 1933 Act or an available exemption from registration, and agrees not to engage in hedging transactions with regard to such Securities unless in compliance with the 1933 Act.

4.7  Legends. It is understood that, except as provided below, certificates evidencing the Securities may bear the following or any similar legend:

(a)  “The securities represented hereby may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities may be sold pursuant to Rule 144(k) of such Act, or (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933 or qualification under applicable state securities laws.”

(b)  If required by the authorities of any state in connection with the issuance of sale of the Securities, the legend required by such state authority.

4.8        Accredited Investor. Such Investor is an accredited investor as defined in Rule 501(a) of Regulation D.

4.9        No General Solicitation. Such Investor did not learn of the investment in the Securities as a result of any public advertising or general solicitation.

4.10  Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, the Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

4.11  Certain Trading Activities. Such Investor has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, engaged in any Trading Activities since the time that such Investor was first contacted by the Company regarding the Private Placement. Except for the Private Placement, such Investor covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any Trading Activities prior to the time that the Private Placement (including all material terms thereof) is publicly disclosed.

5.         Conditions to Closing.

5.1  Conditions to the Investors’ Obligations to Effect the Closing. The obligation of each Investor to purchase the Securities at the Closing is subject to the fulfillment to the Lead Investor’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by the Lead Investor on behalf of all Investors, in the Lead Investor’s sole discretion:

(a)  The representations and warranties made by the Company in Section 3 hereof qualified as to materiality shall be true and correct at all times from the date of this Agreement to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company in Section 3 hereof not qualified as to materiality shall be true and correct in all material respects at all times from the date of this Agreement to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date. The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date.

(b)  The Company shall have obtained any and all consents, permits, approvals, registrations and waivers required to be obtained in connection with and on or prior to the Closing for consummation of the purchase and sale of the Securities and the consummation of the other transactions contemplated by the Transaction Documents (including any requisite waivers from the holders of the Company’s Series B Preferred Stock), all of which shall be in full force and effect.

(c)  The Company shall have executed and delivered to Investors the Registration Rights Agreement.

(d)  No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(e)  The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b), (d) and (h) of this Section 5.1.

(f)      The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, certifying the current versions of the Certificate of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.

(g)      The Investors shall have received an opinion from Paul, Hastings, Janofsky & Walker LLP, the Company's counsel, dated as of the Closing Date, in form and substance reasonably acceptable to the Investors and such counsel and addressing such legal matters as the Investors may reasonably request.

(h)      No stop order or suspension of trading shall have been imposed by the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock.

(i)      The Company shall have executed and delivered to the Lead Investor a filed copy of the Certificate of Designations certified by the Secretary of State of Delaware.

(j)      No event or events shall have occurred from and after the date of this Agreement that, individually or in the aggregate, is reasonably likely, in the reasonable judgment of the Lead Investor, to result in a Material Adverse Effect.

5.2  Conditions to Obligations of the Company to Effect the Closing. The Company's obligation to sell and issue the Securities at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a)      The representations and warranties made by the Investors in Section 4 hereof, other than the representations and warranties contained in Sections 4.3, 4.4, 4.5, 4.6, 4.7, 4.8 and 4.9 (the “Investment Representations”), shall be true and correct in all respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Investment Representations shall be true and correct in all respects when made, and shall be true and correct in all respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Investors shall have performed in all material respects all obligations and conditions herein required to be performed or observed by them on or prior to the Closing Date.

(b)      The Investors shall have executed and delivered to the Company the Registration Rights Agreement.

(c)      The Investors shall have delivered the Purchase Price to the Company.

5.3  Termination; Effects.

(a)      The obligations of the Company, on the one hand, and the Investors, on the other hand, to effect the Closing shall terminate as follows:

(i)      Upon the mutual written consent of the Company and the Lead Investor;

(ii)      By the Company if any of the conditions set forth in Section 5.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;

(iii)      By the Lead Investor (with respect to all of the Investors) if any of the conditions set forth in Section 5.1 shall have become incapable of fulfillment, and shall not have been waived by the Lead Investor; or

(iv)  By either the Company or any Investor (with respect to itself only) if the Closing has not occurred on or prior to November 15, 2005;

provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

(b)      In the event of termination by the Company or any Investor of its obligations to effect the Closing , as applicable, pursuant to this Section 5.5, written notice thereof shall forthwith be given to the Company and the other Investors and, in the case of any termination by an Investor of its obligations to effect the Closing, pursuant to Section 5.5(a)(iv) or Section 5.5(b)(iv) (an “Investor Termination”), the other Investors shall have the right to terminate their obligations to effect the Closing upon written notice to the Company and the other Investors delivered within 10 Business Days of the notice of the Investor Termination. Nothing in this Section 5.5 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

6.  Covenants and Agreements of the Company.

6.1  Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the exercise of the Warrants, the conversion of the Shares and the issuance of payment-in-kind dividends pursuant to Section 3 of the Certificate of Designations, such number of shares of Common Stock as shall from time to time equal the number of shares sufficient to permit the exercise of the Warrants, the conversion of the Shares and the issuance of the payment-in-kind dividends, in each case, issued or issuable pursuant to this Agreement or, in the case of the payment-in-kind dividends, the Certificate of Designations in accordance with their respective terms.

6.2  Reports. The Company will furnish to such Investors and/or their assignees such information relating to the Company and its Subsidiary as from time to time may reasonably be requested by such Investors and/or their assignees; provided, however, that the Company shall not disclose material nonpublic information to the Investors, or to advisors to or representatives of the Investors, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Investors, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and any Investor wishing to obtain such information enters into an appropriate confidentiality agreement with the Company with respect thereto.

6.3  No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Investors under the Transaction Documents.

6.4  Insurance. The Company shall not materially reduce the insurance coverages described in Section 3.19.

6.5  Compliance with Laws. The Company will comply in all material respects with all applicable laws, rules, regulations, orders and decrees of all governmental authorities.

6.6  Listing of Underlying Shares and Related Matters. For so long as the Common Stock or other securities of the Company are traded on the OTCBB, the Company will use its best efforts to cause the Conversion Shares and the Warrant Shares to be tradeable on the OTCBB. If the Company applies to have its Common Stock or other securities traded on any principal stock exchange or market, it shall include in such application the Conversion Shares and the Warrant Shares and will take such other action as is necessary to cause such Common Stock to be so listed.

6.7  Termination of Covenants. The provisions of Sections 6.2 through 6.5 shall terminate and be of no further force and effect on the date on which the Company’s obligations under the Registration Rights Agreement to register the Registrable Securities (as such term is defined in the Registration Rights Agreement) shall terminate.

6.8  Removal of Legends. Upon the earlier of (i) the registration of an Investor’s Securities for resale pursuant to the Registration Rights Agreement and receipt by the Company of the Investor’s written confirmation that such Securities will not be disposed of except in compliance with the prospectus delivery requirements of the 1933 Act, or (ii) the date on which an Investor’s Securities become available for sale pursuant to Rule 144(k) of the 1933 Act (“Rule 144(k)”), the Company shall, upon an Investor’s written request, promptly cause certificates evidencing the Investor’s Securities to be replaced with certificates which do not bear such restrictive legends, and Warrant Shares subsequently issued upon due exercise of the Warrants and Conversion Shares subsequently issued upon conversion of the Shares shall not bear such restrictive legends provided the provisions of either clause (i) or clause (ii) above, as applicable, are satisfied with respect to such Warrant Shares or Conversion Shares. When the Company is required to cause unlegended certificates to replace previously issued legended certificates, if unlegended certificates are not delivered to an Investor within three (3) Business Days of submission by that Investor of legended certificate(s) to the Company’s transfer agent together with a representation letter in customary form, the Company shall be liable to the Investor for liquidated damages in an amount equal to 1.5% of the aggregate purchase price of the Securities evidenced by such certificate(s) for each thirty (30) day period (or portion thereof) beyond such three (3) Business Day-period that the unlegended certificates have not been so delivered.

7.  Survival and Indemnification.

7.1  Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement.

7.2  Indemnification. The Company agrees to indemnify and hold harmless each Investor and its Affiliates and their respective directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) to which such Person may become subject as a result of any breach of a representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person.

7.3      Conduct of Indemnification Proceedings. Promptly after receipt by any Person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 7.2, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Company shall indemnify and hold harmless such Indemnified Person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

8.       Miscellaneous.

8.1      Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Investors, as applicable, provided, however, that an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate without the prior written consent of the Company or the other Investors, after notice duly given by such Investor to the Company and the other Investors, provided, that (i) such Affiliate or third party makes the representations and warranties to the Company set forth in Section 4 and if such securities are legended at the time of such assignment and delegation, and (ii) no such assignment or obligation shall affect the obligations of such Investor hereunder. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.2  Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

8.3  Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.4  Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (A) if sent during normal business hours of the recipient; or (B) if not, then on the next Business Day after such receipt, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three (3) days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, specifying two day delivery, then such notice shall be deemed given the second Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten (10) days’ advance written notice to the other party:

If to the Company:

Aeolus Pharmaceuticals, Inc.
23811 Inverness Place
Laguna Niguel, CA 92677
Attention:
Fax:

With a copy (which shall not constitute notice to the Company) to:

Paul, Hastings, Janofsky & Walker LLP
3579 Valley Centre Drive
San Diego, CA 92130
Attention: Leigh P. Ryan
Fax: (858) 720-2555

If to the Investors:

to the addresses set forth on the signature pages hereto.

8.5  Expenses. The parties hereto shall pay their own costs and expenses in connection herewith, except that the Company shall pay the reasonable and customary third party expenses incurred by the Investors in connection with the negotiation, preparation and execution of the Transaction Documents, including the reasonable fees and expenses of Lowenstein Sandler PC, as counsel to the Lead Investor, not to exceed $50,000 without the prior written approval of the Company. Such expenses shall be paid not later than, in the case of fees and expenses associated with the Closing, ten (10) Business Days following the Closing. The Company shall reimburse the Investors upon demand for all reasonable out-of-pocket expenses incurred by the Investors, including without limitation reimbursement of attorneys’ fees and disbursements, in connection with any amendment, modification or waiver of this Agreement or the other Transaction Documents. In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the other Transaction Documents, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys’ fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

8.6  Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Lead Investor on behalf of all Investors. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such Securities, and the Company.

8.7  Publicity. Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or the Investors without the prior consent of the Company (in the case of a release or announcement by the Investors) or the Lead Investor (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld, conditioned or delayed), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company or the Investors, as the case may be, shall allow the Lead Investor or the Company, as applicable, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance. By 8:30 a.m. (New York City time) on the trading day immediately following the Closing Date, the Company shall issue a press release disclosing the consummation of the transactions contemplated by this Agreement. The Company will file a Current Report on Form 8-K attaching the press release described in the foregoing sentence as well as copies of the Transaction Documents, as required under applicable law. In addition, the Company will make such other filings and notices related to the Private Placement as required by the SEC.

8.8  Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

8.9  Entire Agreement. This Agreement, including the Exhibits and the Disclosure Schedules, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

8.10  Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

8.11  Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

8.12  Independent Nature of Investors' Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Securities pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

COMPANY:

Aeolus Pharmaceuticals, Inc.
By: /s/ Richard P. Burgoon, Jr.
Name: Richard P. Burgoon, Jr. Title: Chief Executive Officer

INVESTORS:

Xmark Opportunity Fund, L.P.

By: /s/ Mitchell D. Kaye

Name: Mitchell D. Kaye
Title: C.I.O.

Address for Notice:
301 Tresser Boulevard, Suite 1320
Stamford, CT 06901
Attn: Mitchell Kaye
Telephone: 203.653.2500
Facsimile: 203.653.2501

With a Copy To:

Lowenstein Sandler PC
65 Livingston Avenue
Roseland, NJ 07068
Attn: Steven Siesser, Esq.
Telephone: 973.597.2500
Facsimile: 973.597.2400

[SIGNATURE PAGE TO PURCHASE AGREEMENT]

Xmark Opportunity Fund, Ltd.

By: /s/ Mitchell D. Kaye

Name: Mitchell D. Kaye
Title: C.I.O.

Address for Notice:
301 Tresser Boulevard, Suite 1320
Stamford, CT 06901
Attn: Mitchell Kaye
Telephone: 203.653.2500
Facsimile: 203.653.2501

With a Copy To:

Lowenstein Sandler PC
65 Livingston Avenue
Roseland, NJ 07068
Attn: Steven Siesser, Esq.
Telephone: 973.597.2500
Facsimile: 973.597.2400

[SIGNATURE PAGE TO PURCHASE AGREEMENT]

Xmark JV Investment Partners, LLC

By: /s/ Mitchell D. Kaye

Name: Mitchell D. Kaye
Title: C.I.O.

Address for Notice:
301 Tresser Boulevard, Suite 1320
Stamford, CT 06901
Attn: Mitchell Kaye
Telephone: 203.653.2500
Facsimile: 203.653.2501

With a Copy To:

Lowenstein Sandler PC
65 Livingston Avenue
Roseland, NJ 07068
Attn: Steven Siesser, Esq.
Telephone: 973.597.2500
Facsimile: 973.597.2400

[SIGNATURE PAGE TO PURCHASE AGREEMENT]

Biotechnology Value Fund, L.P.

By: BVF Partners L.P. Its: General Partner

By:  BVF Partners L.P.
Its: General Partner

By:  /s/ Mark Lampert
Name: Mark Lampert
Title: President

Address for Notice:
900 N. Michigan Ave, Suite 1100
Chicago IL 60611
Telephone: 312.506.6813
Facsimile: 312.506.6888

Biotechnology Value Fund II, L.P.

By: BVF Partners L.P. Its: General Partner

By:  BVF Partners L.P.
Its: General Partner

By:  /s/ Mark Lampert
Name: Mark Lampert
Title: President

Address for Notice:
900 N. Michigan Ave, Suite 1100
Chicago IL 60611
Telephone: 312.506.6813
Facsimile: 312.506.6888

[SIGNATURE PAGE TO PURCHASE AGREEMENT]

BVF Investments, L.L.C.

By: BVF Partners L.P. Its: Managing Partner

By:  BVF, Inc.
Its: General Partner

By:  /s/ Mark Lampert
Name: Mark Lampert
Title: President

Address for Notice:
900 N. Michigan Ave, Suite 1100
Chicago IL 60611
Telephone: 312.506.6813
Facsimile: 312.506.6888

Investment 10 L.L.C.

By: BVF Partners L.P. Its: Managing Partner

By:  BVF, Inc.
Its:  Attorney-in-fact

By:  /s/ Mark Lampert
Name: Mark Lampert
Title: President

Address for Notice:
900 N. Michigan Ave, Suite 1100
Chicago IL 60611
Telephone: 312.506.6813
Facsimile: 312.506.6888

[SIGNATURE PAGE TO PURCHASE AGREEMENT]

Biomedical Offshore Value Fund, Ltd.

By: /s/ David P. Gerber Name: David P. Gerber Title: Chief Financial Officer Address for Notice: 2 Pickwick Plaza, Suite 450 Greenwich, CT 06830 Telephone: 203.971.3300 Facsimile: 203.971.3320

[SIGNATURE PAGE TO PURCHASE AGREEMENT]

SCHEDULE I

INVESTORS

Name of Investor	Closing Purchase Price	Number of Shares of Preferred Stock	Warrants to Acquire Shares of Common Stock	Pro Rata Portion
Xmark Opportunity Fund, L.P.	$660,000.00	330,000	660,000	26.40%
Xmark Opportunity Fund, Ltd.	$990,000.00	495,000	990,000	39.60%
Xmark JV Investment Partners, LLC	$500,000.00	250,000	500,000	20.00%
Biotechnology Value Fund, L.P.	$74,000.00	37,000	74,000	2.96%
Biotechnology Value Fund II, L.P.	$48,000.00	24,000	48,000	1.92%
Investment 10, LLC	$12,336.00	6,168	12,336	0.49%
BVF Investments, LLC	$115,664.00	57,832	115,664	4.63%
Biomedical Offshore Value Fund, Ltd.	$100,000.00	50,000	100,000	4.00%

TOTAL	$2,500,000.00	1,250,000	2,500,000	100.00%